UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  April 12, 2011

BioCube, Inc.
(Exact name of registrant as specified in its charter)
(Former name if changed since last report)
Delaware	333-137920	20-3547389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1365 N. Courtenay Parkway, Suite A Merritt Island, FL		32953
(Registrant’s address)		(Zip Code)
Registrant’s telephone number, including area code: (321)-452-9091

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 19, 2011, Registrant’s Board of Directors approved a series of agreements which will result in the reorganization of Registrant, the change of its business direction and a change in control.  All of the agreements and the transactions contemplated will be submitted for shareholder and regulatory approval to the extent required and will close as soon as all of the required approvals and compliance matters have been satisfied.  The agreements approved were as follows:

1.

Registrant will transfer and convey all of the operating assets relating to the development and marketing of an environmentally safe aerosol based decontamination system, together with certain related operating liabilities, to BioCube, Inc., a Nevada corporation, in exchange for shares of common stock of BioCube Nevada, as a result of which BioCube Nevada will become a wholly-owned subsidiary of Registrant.

2.

Registrant will then transfer and convey all of the stock of BioCube Nevada to Élan Health Services, Inc., an unrelated Nevada corporation, in exchange for 28,727,778 shares of Allezoe Medical Holdings, Inc., a publicly traded (ALZM) Delaware corporation held by Élan Health services, Inc. pursuant to an Acquisition Agreement dated December 19, 2011. Common shares of ALZM closed on December 16, 2011 at $0.012 per share, resulting in an indicated value for the acquisition of $344,733.

3.

As part of the transaction in which Élan Health Services acquires BioCube Nevada, the shares of ALZM received by Registrant will be distributed to the shareholders of Registrant as of December 19, 2011, on the basis of one share of ALZM for each common shares of Registrant outstanding.  Registrant currently has 28,727,778 common shares issued and outstanding and its common share trading price at the close of business on December 16, 2011 was $0.01  The outstanding shares of Registrant will remain issued and outstanding after the distribution of the ALZM shares.

4.

On December 19, 2011, Registrant also entered into an Acquisition Agreement to acquire all of the issued and outstanding shares of Bliss, Inc., a California corporation engaged in digital video production, from Crown City Holdings, Inc., a Florida corporation, for 20 million shares of Registrant.  Based on the closing price of Registrant’s common stock on December 16, 2011 of $0.01 per share, the indicated value of the acquisition is $200,000.  As a result of the transaction, Bliss, Inc. will become a wholly-owned subsidiary of Registrant.

This series of transactions has been modified as follows:

1.

The December 19, 2012 Acquisition Agreement has been amended by the Amended Acquisition Agreement dated April 12, 2012 so that the 28,727,778 shares of common stock of Allezoe Medical Holdings, Inc. to be received for the transfer and sale of BioCube Nevada to Élan Health Services, Inc., will be retained by Registrant and will not be distributed to the Registrant’s shareholders, as originally planned.  In order to undertake such a distribution as originally planned, Registrant would have to either register the shares of ALZM stock itself under the Securities Act of 1933, which it is unable to do, or to request ALZM to undertake such a registration itself.  ALZM has indicated that other financing and distribution commitments preclude it from undertaking such a registration of the ALZM shares to be transferred to Registrant, and therefore has declined a request to undertake a registration of the shares.  Consequently, Registrant will retain the ALZM shares acquired at closing of the transfer of BioCube Nevada to Elan.  The 28,727,778 shares to be acquired by Registrant from Élan will represent approximately 7.5 percent of the shares of ALZM common stock issued and outstanding.  The transaction is scheduled to close on April 30, 2012.

2.

The Acquisition Agreement dated December 19, 2011 under which Registrant expected to acquire Bliss, Inc. has been terminated.

On April 12, 2012, Registrant entered into an Acquisition Agreement with Élan Energy & Water, Inc., a Florida corporation, to acquire all of the outstanding stock of a Delaware corporation (the “Acquisition Corp.) formed for the purpose of acquiring the vehicle distribution assets of a company that has been in the automotive distribution business in the U.S. since 1997. Due to confidentiality provisions in the acquisition documents, Registrant is unable to disclose the name or other identifying information regarding the distribution company until closing, which is scheduled for April 30, 2012.

Under the terms of the Acquisition Agreement, Registrant will acquire Acquisition Corp. as a wholly-owned subsidiary in exchange for 65 million shares of Registrant’s common stock and 3 million shares of convertible voting preferred stock which is convertible at any time after one year from closing into common stock of Registrant equal to 51 percent of the resulting common stock then issued and outstanding, and carries the voting power equal to 51 percent of the total voting power of all classes of stock outstanding.  The terms of the new preferred stock, designated as the Series B Convertible Preferred Stock, are contained in a Designation of Rights and Preferences for Series A Preferred Stock, to be filed with the Secretary of State of Delaware. Closing of the acquisition of Acquisition Corp. is expected on or before May 1, 2012.  Subsequently, Registrant expects to change its corporate name to Élan Automotive Group, Inc., as soon as the shareholders have approved an amendment to Registrant’s Articles of Incorporation.

Beginning in 1998 and continuing through 2002, the company whose assets are to be acquired by Registrant imported and distributed in the U.S. more than 185,000 automobiles through an independent retail dealership network that totaled over 500 locations in 25 “key” metro markets across the U.S.  This company continues to maintain facilities in the US market that have been used for vehicle distribution and support operations since 1997, and it has the substantial experience in building, developing and managing a nationwide retail automobile distribution network.  Additionally, the acquired company is managed by auto industry professionals with real “hands-on” experience distributing, marketing and supporting new vehicle brands to the US market, and its nationwide independent retail dealership network has a proven track record of selling and supporting tens of thousands of vehicles annually.  Key aspects of this company’s vehicle distribution capabilities include a nationwide dealer network of more than 300 independent dealers, which was independently valued by a leading US CPA firm in May, 2008 at $113,000,000); and a proprietary operating system that was designed and developed, at a cost of tens of millions in investment dollars, and which was independently valued by the same leading US CPA firm in May, 2008 at $21,000,000).  That operating system has been integrated into and now functions across the multitude of transactions (i.e., vehicle allocation, parts operations, warranty administration, customer relations, dealer communications, external supplier transactions, internet website, etc.) involved in distributing and supporting vehicles in the U.S. market.  Also unique to this company is the fact it is the only U.S. market vehicle distributor with a nationwide presence that is not exclusive to or “captive” to any other vehicle manufacturer brand.

Today, this company, whose operating and distribution assets will be acquired by Registrant through Acquisition Corp., is involved in the business of providing parts support and warranty administration in the U.S. auto market.  It also has been actively involved in meeting with vehicle manufacturers in Europe and several Pacific Rim countries where is has promoted its vehicle distribution capabilities and continues to work with a number of those vehicle manufacturers regarding possible US market distribution.  In March, 2012, this company entered into an exclusive vehicle distribution agreement with a US based vehicle manufacturer under which it will distribute vehicles through its retail dealer network, initially in five (5) Western States and expanding as additional production capacity is available.  The vehicle line-up to be distributed will include bi-fuel pick-up trucks, bi-fuel sedans and SUVs and all-electric sedans and SUVs, and initial gross revenues from this distribution are projected at in excess of $7 million monthly, beginning as early as May, 2012.

Item 1.02  Termination of a Material Definitive Agreement.

On December 19, 2011, Registrant entered into an Acquisition Agreement to acquire all of the issued and outstanding shares of Bliss, Inc., a California corporation engaged in digital video production, from Crown City Holdings, Inc., a Florida corporation, for 20 million shares of Registrant’s common stock.  Under the terms of that Acquisition Agreement, the acquisition was conditioned on the closing of the acquisition of Bliss, Inc. by Crown City Holdings, Inc., and was required to close on or before December 31, 2012.  Crown City Holdings, Inc.

extended the original closing date, but has since determined to abandon the acquisition.  As a result, Registrant has terminated the Acquisition Agreement.

Section 8 – Other Events

Item 8.01 – Other Events

As part of the transactions approved by Registrant’s Board of Directors on December 19, 2011 and April 13, 2012, control of Registrant will be acquired by Élan Energy & Water, Inc., which will hold 65 million common shares, representing approximately 70 percent of the common shares outstanding.   In addition, the Board of Directors of Registrant has approved an amendment to the Articles of Incorporation to change the corporate name to Élan Automotive Group, Inc., Inc., effective on closing of the reorganization transactions and the approval of a majority of the shareholders, and to change the trading symbol for the common stock.

Section 9 -   Financial Statements and Exhibits.

Item 9.01 -  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable

(b)	Pro Forma financial information

Not applicable

(c)    Shell company transactions

Not applicable.

(d)    Exhibits.

Exhibit 10.1

Amended Acquisition Agreement dated April 12, 2012, amending Acquisition Agreement dated as of December 19, 2011 between Registrant, BioCube, Inc., a Nevada corporation, and Élan Health Services, Inc., a Nevada corporation, for the transfer of the stock of BioCube Nevada to Élan in exchange for 28,727,778 shares of Allezoe Medical Holdings, Inc. (“ALZM”) held by Élan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOCUBE, INC.

Date: April 12, 2012	By:	/s/ Boris Rubizhevsky
Boris Rubizhevsky
Chief Executive and Financial Officer

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